Exhibit 99.1

SUNSHINE BIOPHARMA ANNOUNCES THE APPOINTMENT OF NEW CHIEF COMMERCIAL OFFICER

FORT LAUDERDALE, FL / ACCESSWIRE / January 15, 2025 / Sunshine Biopharma Inc. (NASDAQ: “SBFM”) (the "Company"), a pharmaceutical company offering and researching life-saving medicines in a variety of therapeutic areas including oncology and antivirals is pleased to announce the appointment of Mr. Michel Roy as its new Chief Commercial Officer (CCO), effective immediately. Mr. Roy brings a wealth of experience and a proven track record of success in driving commercial growth and strategic initiatives.

In this role, Mr. Roy will be responsible for overseeing the Company's commercial strategy, including sales, marketing, and business development. With over 20 years of experience in the pharmaceutical industry, Mr. Roy has held various leadership positions at major international pharmaceutical companies, where he successfully led teams to achieve significant revenue growth and market expansion.

From 2020 to 2024, Mr. Roy founded and led the Canadian operations of Shilpa Medicare Ltd., a prominent pharmaceutical company based in Raichur, Karnataka, India. Shilpa specializes in manufacturing and selling active pharmaceutical ingredients (APIs), intermediates, and formulations, with a strong presence in oncology APIs, drug delivery systems, peptides, and specialty chemicals. Previously, from 2014 to 2020, Mr. Roy was Vice President, Business Development and Sales for Intas Pharmaceuticals Ltd., a major pharmaceutical company with a strong presence in over 85 countries. Intas is headquartered in Ahmedabad, India. While at Intas, Mr. Roy was responsible for the strategic planning, business development, sales, financial management and regulatory affairs. At the beginning of his career, Mr. Roy worked as a consultant for various international Contract Research Organization (CRO) companies.

Mr. Roy is a results-driven professional with considerable business development experience in the pharmaceutical and biotechnology sectors including licensing, sales, regulatory affairs, operations and program management. His strong negotiation and communication skills, coupled with an in-depth knowledge of all facets of the drug development process contribute to a stellar reputation as a dynamic leader who produces superior results.

Mr. Roy received his Executive Master of Business Administration (EMBA) from John Molson School of Business (Concordia University) in 2010 and his Master of Science (M.Sc.) from Université de Montréal in 1999. He also received a Bachelor of Commerce degree with a major in economics from Concordia University in 1990.

"We are thrilled to welcome Mr. Roy to our executive team," said Dr. Steve Slilaty, CEO of Sunshine Biopharma. "Mr. Roy’s extensive experience and strategic vision will be invaluable as we continue to drive our commercial efforts and expand our market presence. We are confident that he will play a key role in our Company's growth and success."

"I am honored to join Sunshine Biopharma and work alongside such a talented team," said Mr. Roy. "I am eager to leverage my experience and expertise to drive our commercial strategy and help the Company achieve its ambitious goals."

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About Sunshine Biopharma Inc.

Sunshine Biopharma currently has 65 generic prescription drugs on the market in Canada and 29 additional drugs scheduled to be launched in 2025. Among the new drugs to be launched is NIOPEG®, a biosimilar of NEULASTA®. Like NEULASTA®, NIOPEG® is a long-acting form of recombinant human granulocyte colony-stimulating factor (filgrastim). It is indicated to decrease the incidence of infection in patients with non-myeloid malignancies receiving anti-neoplastic therapy.

In addition, Sunshine Biopharma is conducting a proprietary drug development program which is comprised of (i) K1.1 mRNA, an mRNA-Lipid Nanoparticle targeted for liver cancer, and (ii) SBFM-PL4, a small molecule inhibitor of PLpro protease for treatment of SARS Coronavirus infections. For more information, please visit: www.sunshinebiopharma.com.

All registered trademarks are the property of their respective owners.

Safe Harbor Forward-Looking Statements

This press release contains forward-looking statements which are based on current expectations, forecasts, and assumptions of Sunshine Biopharma Inc. (the “Company”) that involve risks as well as uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. These statements appear in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, including statements related to the Company’s drug development activities, financial performance, and future growth. These risks and uncertainties are further described in filings and reports by the Company with the U.S. Securities and Exchange Commission (SEC). Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in the Company’s filings with the SEC. Reference is hereby made to cautionary statements and risk factors set forth in the Company’s most recent SEC filings.

For additional information, please contact:

Mr. Camille Sebaaly, CFO

Direct Line: 514-814-0464

camille.sebaaly@sunshinebiopharma.com

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